UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2015

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 12, 2015, we issued a press release updating our previous earnings guidance for the three months ended September 30, 2015 and the full year 2015. The press release is available on our website at http://investors.ryder.com.
The press release includes information regarding the comparable earnings per share from continuing operations forecast for the third quarter, fourth quarter and full year 2015, which are non-GAAP financial measures as defined by SEC regulations. These "comparable" measures exclude the following items from our GAAP earnings per share from continuing operations forecast for the relevant periods: (1) an expected third quarter 2015 pension settlement adjustment, (2) a previously disclosed full year 2015 benefit from tax law changes and (3) previously disclosed full year 2015 professional fees. We exclude these items because they are unrelated to our ongoing business operations. Additionally, we exclude non-operating pension costs from our GAAP earnings measures because these costs are primarily impacted by financial market performance and are outside of the operational performance of the business. We believe that these non-GAAP financial measures provide useful information to investors and allow for better year-over-year comparison of operating performance.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and General Instruction B.2 thereunder and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference to such filing.
Item 7.01 Regulation FD Disclosure.
The disclosure set forth in Item 2.02 of this Report is hereby incorporated by reference into this Item 7.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit 99.1     Press Release dated October 12, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

October 12, 2015	By:	/s/ Art A. Garcia

Name: Art A. Garcia
Title: Executive Vice President and Chief Financial Officer